UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 27, 1999

                              Heritage Commerce Corp
             (Exact name of registrant as specified in its charter)

        CA                          00-23877                 77-0469558
(State of other                  (Commission File          (IRS Employer
jurisdiction of                      Number)            Identification No.)
incorporation)

    150 Almaden Blvd., San Jose, CA                              95113
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code         (408) 947-6900

                                       None
        Former name or former address, if changed since last report.)



Item 5.	Other Events.

Heritage Commerce Corp reports Financial
Results for the year ended December 31, 1998 and Announces a 3 for 2 Stock Split

	Heritage Commerce Corp (the "Company") (Nasdaq: HTBK) today reported consolidated earnings of $2,150,000, or $0.55 per diluted share ($0.37 on a split adjusted basis), for the year ended December 31, 1998. This compares to $1,565,000, or $0.45 per diluted share ($0.30 on a split adjusted basis) in the prior year period. Annualized year to date return on average assets and return on average equity were 0.65% and 8.25% respectively for the year ended December 31, 1998 compared with returns of 0.74% and 7.38% respectively for the year ended December 31, 1997.

	For the year, earnings show an increase of $585,000 or 37% over those of the prior year. For the year, net interest income grew by $6,906,000 or 57%; noninterest income grew by $1,113,000 or 189% and noninterest expense grew by $6,438,000 or 70% compared to December 31, 1997. The
Company's net interest margin was 6.33% for the year ended December 31, 1998 compared with 6.23% for the year ended December 31, 1997. This increase in net interest margin can be attributed to decreases in the rates paid on interest bearing deposits and to an improved mix of interest earning assets.

	Total assets as of December 31, 1998 were $404,931,000, an increase of $137,356,000, or 51%, from
December 31, 1997. At December 31, 1998, total loans were $252,765,000 in addition to credit card receivables held for sale of $16,620,000, and deposits were $350,047,000 in addition to deposits held for sale of $18,911,000. During the year ended December 31, 1998 loans and deposits grew by $123,995,000, or 96%, and $107,069,000, or 44%, respectively, over the year ended December 31, 1997.

	The Company's allowance for loan losses was $3,825,000, or 1.51%, of total loans as of December 31, 1998. This compares with an allowance for loan losses of $2,285,000, or 1.77%, of total loans as of December 31, 1997. The Company's nonperforming assets increased to $1,288,000 as of December 31, 1998 from zero at December 31, 1997.

	The Company's capital at December 31, 1998 stood at
$30,697,000 compared with $22,336,000 as of December 31,
1997, a 37% increase. During 1998, the Company completed an offering of 387,096 common shares (580,644 on a split adjusted basis) at $15.50 per share ($10.33 per share on a split adjusted basis), netting $5,846,000 of new capital.
Book value per share totaled $8.29 ($5.53 on a split adjusted basis) as of December 31, 1998. The Company's leverage capital ratio stood at 9.0% at December 31, 1998.
This compares with a leverage ratio of 10.3% as of December
31, 1997.

	Heritage Commerce Corp has also announced that the Company's Board of Directors has declared a 3 for 2 stock split on Heritage Commerce Corp Common Stock, payable to shareholders of record as of February 5, 1999. The shares of Common Stock payable as a result of the stock split will be disbursed to shareholders on or about February 19, 1999. "We are pleased to punctuate a successful 1998 with the declaration of a 3 for 2 stock split to our shareholders," stated John Rossell, President & Chief Executive Officer. "Their support and confidence since Heritage opened for business in June of 1994 have been essential to our ongoing success."

	During 1998, the Company's common stock was approved for listing on the Nasdaq National Market under the symbol
"HTBK."

	Heritage Commerce Corp, a bank holding company established February 17, 1998, is the parent company of two financial institutions: Heritage Bank of Commerce, a commercial bank located in San Jose, and Heritage Bank East Bay, located in the city of Fremont, with an office in San Ramon. For further information about the Company's financial performance, contact John Rossell, Chief Executive Officer, at (408) 947-6900, or visit the Company's web site at www.heritage-bank.com.


Forward Looking Statement Disclaimer

       This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

                                  Heritage Commerce Corp
                                      (unaudited)

                                            Three Months Ended            Year Ended
                                               December 31                December 31
(in thousands, except per share amounts)  1998            1997         1998        1997          Percent Change
Statement of Income Data
  Net Interest Income                          5,485            3,631        18,953       12,047        57%
  Provision for Loan Losses                      516              455         1,576        1,060        49%
  Noninterest Income                             921              176         1,703          590       189%
  Noninterest expense                          4,978            2,700        15,606        9,168        70%
  Net Income                                     592              424         2,150        1,565        37%

Per Share Data
  Earnings Per Share
    Basic                                       0.16             0.13          0.62         0.48        29%
    Diluted                                     0.14             0.12          0.55         0.45        23%
  Book Value Per Common Share                   8.29             6.78          8.29         6.78        22%


  Weighted average shares used in computing:

    Basic earnings per share               3,701,237        3,291,689     3,495,011      3,291,689
    Diluted earnings per share             4,144,157        3,683,855     3,899,270      3,481,236

Proforma per share data (reflecting 3 for 2 stock split)

  Earnings Per Share
    Basic                                       0.11             0.09          0.41         0.32        29%
    Diluted                                     0.10             0.08          0.37         0.30        23%
  Book Value Per Common Share                   5.53             4.52          5.53         4.52        22%

  Weighted average shares used in computing:

    Basic earnings per share               5,551,856        4,937,533     5,242,516      4,937,533
    Diluted earnings per share             6,216,235        5,531,092     5,843,726      5,221,854

Balance Sheet Data
  Total Assets                                                              404,931        267,575      51%
  Securities, Available-For-Sale                                             50,249         61,166     -18%
  Securities, Held-To-Maturity                                               26,544         26,531       0%
  Loans held for sale                                                        16,620              -      N/A
  Loans                                                                     252,765        128,770      96%
  Allowance For Loan Losses                                                   3,825          2,285      67%
  Total Deposits                                                            350,047        242,978      44%
  Total Shareholders' Equity                                                 30,697         22,336      37%
  Unrealized Holding Gain on Securities, Net                                    658            418      57%

  Nonperforming Loans                                                         1,288            N/A      N/A
  Other Real Estate Owned                                                       N/A            N/A      N/A

Selected Financial Ratios
  Net Interest Margin                                                          6.33%          6.23%
  Return on Average Assets                                                     0.65%          0.74%
  Return on Average Equity                                                     8.25%          7.38%
  Allowance for Loan Losses to Nonperforming Loans                           297.04%           N/A
  Allowance for Loan Losses to Total Loans                                     1.51%          1.77%
  Leverage Ratio                                                               9.00%         10.30%




SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 27, 1998               HERITAGE COMMERCE CORP

By:                                   /s/ Lawrence D. McGovern
                                      Lawrence D. McGovern
                                      Chief Financial Officer
                                      (Principal Financial and
                                      Accounting Officer)